Exhibit 99.1

Harvest Oil & Gas Announces 10-for-1 Reverse Stock Split

HOUSTON, May 8, 2020 (GLOBE NEWSWIRE) -- Harvest Oil & Gas Corp. (OTCQX: HRST) (“Harvest” or the “Company”) announced today a 10-for-1 reverse stock split of the Company’s shares of common stock, par value $0.01 per share (the “Common Stock”). The 10-for-1 reverse stock split will be effective as of 5:00 p.m. Eastern Time on May 8, 2020 and the Company’s Common Stock will begin trading on an as-adjusted basis at the market opening on May 11, 2020. Harvest’s Common Stock will continue to trade on OTCQX under the trading symbol “HRST.”

When the reverse stock split becomes effective, each ten shares of Common Stock issued and outstanding will be converted into one share of Common Stock (the “Reverse Stock Split”), which also will have the effect of reducing the total number of outstanding shares of Common Stock from 10,173,707 to 1,017,253. In connection with the Reverse Stock Split, the Company also amended its certificate of incorporation to reduce the total number of authorized shares of capital stock of the Company from 75,000,000 to 12,000,000 and to reduce the total number of authorized shares of Common Stock from 65,000,000 to 2,000,000.

Harvest will not issue any fractional shares in connection with the Reverse Stock Split. Stockholders who would otherwise hold a fractional share of the Common Stock will receive a cash payment in lieu of such fractional share.

The exercise price of Harvest’s outstanding warrants to purchase Common Stock will be adjusted to account for the Reverse Stock Split. The exercise price per share will increase from $30.48 to $304.80, which is in proportion to the ratio of the Reverse Stock Split. The number of warrants outstanding will not change, however, the amount of Common Stock issuable upon the exercise of warrants will be reduced in proportion to the Reverse Stock Split ratio. Each of these adjustments will occur automatically and become effective immediately prior to the opening of business on May 11, 2020.

Harvest has retained Computershare Inc. and its wholly owned subsidiary Computershare Trust Company, N.A. (together “Computershare”) as its transfer agent to manage the exchange of the pre-split shares for new, post-split shares. Computershare can be contacted toll free at 1-800-546-5141. Outside the U.S. and Canada, Computershare may be reached at 1-781-575-2765.

About Harvest Oil & Gas Corp.

Harvest is an independent oil and gas company engaged in the efficient operation and development of onshore oil and gas properties in the continental United States. The Company’s assets consist primarily of producing and non-producing properties in the Appalachian Basin (which includes the Utica Shale) and Michigan.  More information about Harvest is available on the internet at https://www.hvstog.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond its control. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in such forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Harvest Oil & Gas Corp., Houston, TX
Ryan Stash, Vice President and CFO
713-651-1144
hvstog.com